Exhibit 99.1

For more information contact
Media:
Leticia Lowe
Phone 713.207.7702
Investors:
David Mordy
Phone 713.207.6500

For Immediate Release

CenterPoint Energy reports second quarter 2018 net loss of $0.17 per diluted share; $0.30 earnings per diluted share on a guidance basis, excluding costs associated with the pending merger with Vectren

•	Company anticipates achieving the high end of $1.50 - $1.60 2018 EPS guidance range, excluding costs associated with the pending merger with Vectren

•	Earnings reduced by $0.42 per share associated with ZENS, primarily as a result of AT&T Inc.’s acquisition of Time Warner Inc.

Houston - Aug. 3, 2018 - CenterPoint Energy, Inc. (NYSE: CNP) today reported a net loss of $75 million, or $0.17 per diluted share, for the second quarter of 2018, compared with net income of $135 million, or $0.31 per diluted share, for the second quarter of 2017. On a guidance basis and excluding $34 million of pre-tax costs associated with the pending merger with Vectren, second quarter 2018 earnings were $0.30 per diluted share, consisting of $0.20 from utility operations and $0.10 from midstream investments. Second quarter 2017 earnings on a guidance basis were $0.29 per diluted share, consisting of $0.20 from utility operations and $0.09 from midstream investments.

Operating income for the second quarter of 2018 was $187 million, compared with $240 million in the second quarter of 2017. For the second quarter of 2017 operating income was increased and other income decreased by $17 million in accordance with the retrospective adoption of the accounting standard for compensation-retirement benefits (ASU 2017-07). Equity income from midstream investments was $58 million for the second quarter of 2018, compared with $59 million for the second quarter of 2017.

“Our businesses, including our midstream investments, performed well and as expected this quarter. We remain on track to achieve the high end of our guidance range,” said Scott M. Prochazka, president and chief executive officer of CenterPoint Energy. “At the same time, we are making solid progress on the approvals and conditions to close our pending merger with Vectren in the first quarter of 2019.”

Business Segments

Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $181 million for the second quarter of 2018, consisting of $167 million from the regulated electric transmission & distribution utility operations (TDU) and $14 million related to securitization bonds. Operating income for the second quarter of 2017 was $171 million, consisting of $151 million from the TDU and $20 million related to securitization bonds.

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Operating income for the TDU benefited primarily from higher equity return related to the annual true-up of transition charges, rate relief and increased usage resulting from a return to more normal weather and customer growth. These benefits were partially offset by lower revenues reflecting the lower federal tax rate due to the Tax Cuts and Jobs Act (TCJA), higher operation and maintenance expenses, and higher depreciation and amortization expense.

The retrospective adoption of ASU 2017-07 resulted in an increase to electric transmission and distribution operating income and a corresponding decrease to other income of $7 million for the second quarter of 2017.

Natural Gas Distribution

The natural gas distribution segment reported operating income of $7 million for the second quarter of 2018, compared with $42 million for the second quarter of 2017. Operating income benefited from rate relief and customer growth. These increases were more than offset by higher operation and maintenance expenses, lower revenues reflecting the lower federal tax rate due to the TCJA, and higher depreciation and amortization expense. The second quarter of 2017 included $16 million of revenues from a decoupling mechanism to recover warmer than normal weather for the 2016-2017 winter season. In addition, the second quarter of 2017 benefited from $10 million of adjustments related to the Texas Gulf rate order.

The retrospective adoption of ASU 2017-07 resulted in an increase to natural gas distribution operating income and a corresponding decrease to other income of $5 million for the second quarter of 2017.

Energy Services

The energy services segment reported operating income of $15 million for the second quarter of 2018, which included a mark-to-market gain of $8 million, compared with operating income of $16 million for the second quarter of 2017, which included a mark-to-market gain of $6 million. Excluding mark-to-market adjustments, operating income was $7 million for the second quarter of 2018 compared with $10 million for the second quarter of 2017.

Midstream Investments

The midstream investments segment reported $58 million of equity income for the second quarter of 2018, compared with $59 million in the second quarter of 2017.

ZENS-Related Impact

In connection with AT&T Inc.’s acquisition of Time Warner Inc., CenterPoint Energy received $53.75 and 1.437 shares of AT&T Common for each share of Time Warner Common held, resulting in cash proceeds of $382 million and 10,212,945 shares of AT&T. In accordance with the terms of the Zero-Premium Exchangeable Subordinated Notes (ZENS), the company remitted $382 million to ZENS note holders in July 2018 as additional interest, which reduced the contingent principal amount of the ZENS. As a result, the company recorded a pre-tax loss of $242 million, which is included in Loss on indexed debt securities on the Statements of Consolidated Income.

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Other Operations

The other operations segment reported an operating loss of $16 million for the second quarter of 2018, compared with operating income of $11 million in the second quarter of 2017. This decrease is primarily due to transaction costs related to the pending merger with Vectren.

Earnings Outlook

CenterPoint Energy anticipates achieving the high end of the $1.50 - $1.60 EPS guidance range for 2018, excluding costs associated with the pending merger with Vectren. These costs include integration planning and transaction-related fees and expenses. In addition, the company expects to issue debt and equity securities to fund the pending merger with Vectren in advance of closing and therefore 2018 is expected to have higher net interest expense and higher share count, the effects of which are not included in the EPS guidance range set forth above. This guidance is inclusive of Enable’s net income guidance. The guidance range assumes ownership of 54.0 percent of the common units representing limited partner interests in Enable Midstream and includes the amortization of CenterPoint Energy’s basis differential in Enable Midstream and effective tax rates. CenterPoint Energy does not include other potential Enable Midstream impacts on guidance, such as any changes in accounting standards or unusual items.

The guidance range considers utility operations performance to date and certain significant variables that may impact earnings, such as weather, throughput, commodity prices, effective tax rates, financing activities (other than those to fund the pending merger with Vectren), and regulatory and judicial proceedings to include regulatory action as a result of recent tax reform legislation.

Utility operations EPS includes all earnings except those related to Midstream Investments (utility operations EPS includes the Enable Series A Preferred Units).

In providing this guidance, CenterPoint Energy uses a non-GAAP measure of adjusted diluted earnings per share that does not consider other potential impacts, such as changes in accounting standards or unusual items, earnings or losses from the change in the value of the ZENS securities and the related stocks, or the timing effects of mark-to-market accounting in the company’s energy services business.

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	Quarter Ended
	June 30, 2018		June 30, 2017
	Net Income (in millions)	Diluted EPS	Net Income(in millions)	Diluted EPS
Consolidated net income and diluted EPS as reported	$(75)	$(0.17)	$135	$0.31
Midstream Investments	(44)	(0.10)	(37)	(0.09)

Utility Operations (1)	(119)	(0.27)	98	0.22

Timing effects impacting CES(2):
Mark-to-market (gains) losses (net of taxes of $2 and $3)(3)	(6)	(0.01)	(3)	(0.01)
ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $4 and $7) (3)(4)	(18)	(0.04)	(16)	(0.04)
Indexed debt securities (net of taxes of $54 and $4) (3)(5)	200	0.46	9	0.03

Utility operations earnings on an adjusted guidance basis	$57	$0.14	$88	$0.20

Adjusted net income and adjusted diluted EPS used in providing earnings guidance:
Utility Operations on a guidance basis	$57	$0.14	$88	$0.20
Midstream Investments	44	0.10	37	0.09

Consolidated on a guidance basis	$101	$0.24	$125	$0.29

Costs associated with the Vectren merger (net of taxes of $8) (3)	26	0.06	—	—
Utility Operations on a guidance basis, excluding costs associated with the Vectren merger	$83	$0.20	$88	$0.20
Midstream Investments	44	0.10	37	0.09

Consolidated on a guidance basis, excluding costs associated with the Vectren merger	$127	$0.30	$125	$0.29

(1)	CenterPoint earnings excluding Midstream Investments

(2)	Energy Services segment

(3)	Taxes are computed based on the impact removing such item would have on tax expense

(4)	As of June 14, 2018, comprised of AT&T Inc. and Charter Communications, Inc. Prior to June 14, 2018, comprised of Time Warner Inc. and Charter Communications, Inc.
Results prior to January 31, 2018 also included Time Inc.

(5)	2018 includes amount associated with the acquisition of Time Warner Inc. by AT&T Inc.

Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended June 30, 2018. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and certain documents relating to its corporate governance can also be found under the Investors section.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Friday, Aug. 3, 2018, at 10:00 a.m. Central time/11:00 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and energy services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. The company also owns 54.0 percent of the common units representing limited partner interests in Enable Midstream Partners, a publicly traded master limited partnership it jointly controls with OGE Energy Corp. Enable Midstream Partners owns, operates and develops natural gas and crude oil infrastructure assets. With more than 8,000 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, go to www.CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, targeted dividend growth rate and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release.

Risks Related to CenterPoint Energy

Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the performance of Enable Midstream Partners, LP (Enable), the amount of cash distributions CenterPoint Energy receives from Enable, Enable’s ability to redeem the Series A Preferred Units in certain circumstances and the value of CenterPoint Energy’s interest in Enable, and factors that may have a material impact on such performance, cash distributions and value, including factors such as: (A) competitive conditions in the midstream industry, and actions taken by Enable’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable; (B) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly prices of natural gas and natural gas liquids (NGLs), the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable’s interstate pipelines; (C) the demand for crude oil, natural gas, NGLs and transportation and storage services; (D) environmental and other governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing; (E) recording of non-cash goodwill, long-lived asset or other than temporary impairment charges by or related to Enable; (F) changes in tax status; (G) access to debt and equity capital; and (H) the availability and prices of raw materials and services for current and future construction projects; (2) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the demand for CenterPoint Energy’s non-rate regulated products and services and effects of energy efficiency measures and demographic patterns; (3) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (4) future economic conditions in regional

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and national markets and their effect on sales, prices and costs; (5) weather variations and other natural phenomena, including the impact of severe weather events on operations and capital; (6) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s and Enable’s businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated businesses; (7) CenterPoint Energy’s expected timing, likelihood and benefits of completion of CenterPoint Energy’s pending merger with Vectren Corporation (Vectren), including the timing, receipt and terms and conditions of any required approvals by Vectren’s shareholders and governmental and regulatory agencies that could reduce anticipated benefits or cause the parties to delay or abandon the pending transactions, as well as the ability to successfully integrate the businesses and realize anticipated benefits, the possibility that long-term financing for the pending transactions may not be put in place before the closing of the pending transactions and the risk that the credit ratings of the combined company or its subsidiaries may be different from what CenterPoint Energy expects; (8) tax legislation, including the effects of the comprehensive tax reform legislation informally referred to as the Tax Cuts and Jobs Act (which includes any potential changes to interest deductibility) and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred income taxes and CenterPoint Energy’s rates; (9) CenterPoint Energy’s ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms; (10) the timing and extent of changes in commodity prices, particularly natural gas, and the effects of geographic and seasonal commodity price differentials; (11) actions by credit rating agencies, including any potential downgrades to credit ratings; (12) changes in interest rates and their impact on CenterPoint Energy’s costs of borrowing and the valuation of its pension benefit obligation; (13) problems with regulatory approval, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (14) local, state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (15) the impact of unplanned facility outages; (16) any direct or indirect effects on CenterPoint Energy’s or Enable’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt CenterPoint Energy’s businesses or the businesses of third parties, or other catastrophic events such as fires, earthquakes, explosions, leaks, floods, droughts, hurricanes, pandemic health events or other occurrences; (17) CenterPoint Energy’s ability to invest planned capital and the timely recovery of CenterPoint Energy’s investment in capital; (18) CenterPoint Energy’s ability to control operation and maintenance costs; (19) the sufficiency of CenterPoint Energy’s insurance coverage, including availability, cost, coverage and terms and ability to recover claims; (20) the investment performance of CenterPoint Energy’s pension and postretirement benefit plans; (21) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of CenterPoint Energy’s financing and refinancing efforts, including availability of funds in the debt capital markets; (22) changes in rates of inflation; (23) inability of various counterparties to meet their obligations to CenterPoint Energy; (24) non-payment for CenterPoint Energy’s services due to financial distress of its customers; (25) the extent and effectiveness of CenterPoint Energy’s risk management and hedging activities, including but not limited to, its financial and weather hedges and commodity risk management activities; (26) timely and appropriate regulatory actions, which include actions allowing securitization, for any future hurricanes or natural disasters or other recovery of costs, including costs associated with Hurricane Harvey; (27) CenterPoint Energy’s or Enable’s potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses (including a reduction of interests in Enable, if any, whether through CenterPoint Energy’s decision to sell all or a portion of the Enable common units it owns in the public equity markets or otherwise, subject to certain limitations), which CenterPoint Energy cannot assure will be completed or will have the anticipated benefits to us or Enable; (28) acquisition and merger activities involving CenterPoint Energy or its competitors, including the ability to successfully complete merger, acquisition or divestiture plans; (29) CenterPoint Energy’s or Enable’s ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (30) the outcome of litigation; (31) the ability of retail electric providers (REPs), including REP affiliates of NRG and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to CenterPoint Energy and its subsidiaries; (31) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc., Reliant Energy and RRI), a wholly-owned subsidiary of NRG Energy, Inc. (NRG), and its subsidiaries, currently the subject of bankruptcy proceedings, to satisfy their obligations to CenterPoint Energy, including indemnity obligations; (33) changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation; (34) the timing and outcome of any audits, disputes and other proceedings related to taxes; (35) the effective tax rates; (36) the effect of changes in and application of accounting standards and pronouncements; and (37) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2018, and June 30, 2018, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Risks Related to the Merger

Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the risk that Vectren may be unable to obtain shareholder approval for the proposed transactions, (2) the risk that CenterPoint Energy or Vectren may be unable to obtain governmental and regulatory approvals required for the proposed transactions, or that required governmental and regulatory approvals or agreements with other parties interested therein may delay the proposed transactions or may be subject to or impose adverse conditions or costs, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transactions or could otherwise cause the failure of the proposed transactions to close, (4) the risk that a condition to the closing of the

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proposed transactions or the committed financing may not be satisfied, (5) the failure to obtain, or to obtain on favorable terms, any equity, debt or other financing necessary to complete or permanently finance the proposed transactions and the costs of such financing, (6) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the proposed transactions, (7) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Vectren that could interfere with the proposed transactions, (8) the timing to consummate the proposed transactions, (9) the costs incurred to consummate the proposed transactions, (10) the possibility that the expected cost savings, synergies or other value creation from the proposed transactions will not be realized, or will not be realized within the expected time period, (11) the risk that the companies may not realize fair values from properties that may be required to be sold in connection with the merger, (12) the credit ratings of the companies following the proposed transactions, (13) disruption from the proposed transactions making it more difficult to maintain relationships with customers, employees, regulators or suppliers, and (14) the diversion of management time and attention on the proposed transactions.

Use of Non-GAAP Financial Measures by CenterPoint Energy in Providing Guidance

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of net income and diluted earnings per share, CenterPoint Energy also provides guidance based on adjusted net income and adjusted diluted earnings per share, which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share calculation excludes from net income and diluted earnings per share, respectively, the impact of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted net income and adjusted diluted earnings per share because changes in the value of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business are not estimable.

Management evaluates the company’s financial performance in part based on adjusted net income and adjusted diluted earnings per share. We believe that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes does not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this news release, where applicable. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, net income and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

Additional Information and Where to Find It

In connection with the pending transactions, Vectren filed a definitive proxy statement with the SEC on July 16, 2018, which was mailed or otherwise provided to its shareholders. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER. Investors are able to obtain free copies of the proxy statement and other documents that will be filed by Vectren with the SEC at http://www.sec.gov, the SEC’s website, or from Vectren’s website (http://www.vectren.com) under the tab, “Investors” and then under the heading “SEC Filings.” Security holders may also read and copy any reports, statements and other information filed by Vectren with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

CenterPoint Energy, Vectren and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies from Vectren’s shareholders with respect to the pending transactions. Information regarding the directors and executive officers of CenterPoint Energy is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 15, 2018, and information regarding the directors and executive officers of Vectren is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 22, 2018. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, were set forth in the proxy statement and other materials when they were filed with the SEC in connection with the pending transaction.

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CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2018	2017 (1)	2018	2017 (1)
Revenues:
Utility revenues	$1,341	$1,222	$3,235	$2,768
Non-utility revenues	845	921	2,106	2,110

Total	2,186	2,143	5,341	4,878

Expenses:
Utility natural gas	188	150	825	600
Non-utility natural gas	790	882	2,063	2,011
Operation and maintenance	578	518	1,147	1,061
Depreciation and amortization	342	254	656	480
Taxes other than income taxes	101	99	212	195

Total	1,999	1,903	4,903	4,347

Operating Income	187	240	438	531

Other Income (Expense):
Gain on marketable securities	22	23	23	67
Loss on indexed debt securities	(254)	(13)	(272)	(23)
Interest and other finance charges	(91)	(77)	(169)	(155)
Interest on securitization bonds	(14)	(20)	(30)	(40)
Equity in earnings of unconsolidated affiliates	58	59	127	131
Other - net	4	(1)	7	(1)

Total	(275)	(29)	(314)	(21)

Income (Loss) Before Income Taxes	(88)	211	124	510
Income Tax Expense (Benefit)	(13)	76	34	183

Net Income (Loss)	$(75)	$135	$90	$327

(1)	Restated to reflect the adoption of ASU 2017-07.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2018	2017 (1)	2018	2017 (1)
Basic Earnings (Loss) Per Common Share	$(0.17)	$0.31	$0.21	$0.76

Diluted Earnings (Loss) Per Common Share	$(0.17)	$0.31	$0.21	$0.75

Dividends Declared per Common Share	$0.2775	$0.2675	$0.2775	$0.5350
Dividends Paid per Common Share	$0.2775	$0.2675	$0.5550	$0.5350
Weighted Average Common Shares Outstanding (000):
- Basic	431,523	430,996	431,378	430,896
- Diluted	431,523	433,797	434,407	433,697
Operating Income (Loss) by Segment (1)
Electric Transmission & Distribution:
TDU	$167	$151	$266	$217
Bond Companies	14	20	30	40

Total Electric Transmission & Distribution	181	171	296	257
Natural Gas Distribution	7	42	163	210
Energy Services	15	16	(11)	51
Other Operations	(16)	11	(10)	13

Total	$187	$240	$438	$531

(1)	Operating income for the three and six months ended June 30, 2017 has been restated to reflect the adoption of ASU 2017-07.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2018	2017 (1)	Fav/(Unfav)	2018	2017 (1)	Fav/(Unfav)
Results of Operations:
Revenues:
TDU	$676	$653	4%	$1,274	$1,215	5%
Bond Companies	178	99	80%	331	176	88%

Total	854	752	14%	1,605	1,391	15%

Expenses:
Operation and maintenance, excluding Bond Companies	349	341	(2%)	689	681	(1%)
Depreciation and amortization, excluding Bond Companies	100	103	3%	198	199	1%
Taxes other than income taxes	60	58	(3%)	121	118	(3%)
Bond Companies	164	79	(108%)	301	136	(121%)

Total	673	581	(16%)	1,309	1,134	(15%)

Operating Income	$181	$171	6%	$296	$257	15%

Operating Income:
TDU	$167	$151	11%	$266	$217	23%
Bond Companies	14	20	(30%)	30	40	(25%)

Total Segment Operating Income	$181	$171	6%	$296	$257	15%

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	8,326,799	7,939,932	5%	13,931,661	13,092,407	6%
Total	23,687,921	22,750,413	4%	43,331,676	41,503,530	4%
Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	101%	95%	6%	109%	112%	(3%)
Heating degree days	169%	4%	165%	95%	42%	53%
Number of metered customers - end of period:
Residential	2,179,048	2,152,655	1%	2,179,048	2,152,655	1%
Total	2,463,500	2,429,403	1%	2,463,500	2,429,403	1%

	Natural Gas Distribution
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2018	2017 (1)	Fav/(Unfav)	2018	2017 (1)	Fav/(Unfav)
Results of Operations:
Revenues	$495	$477	4%	$1,648	$1,393	18%
Natural gas	185	164	(13%)	852	625	(36%)

Gross Margin	310	313	(1%)	796	768	4%

Expenses:
Operation and maintenance	196	170	(15%)	409	359	(14%)
Depreciation and amortization	69	65	(6%)	137	128	(7%)
Taxes other than income taxes	38	36	(6%)	87	71	(23%)

Total	303	271	(12%)	633	558	(13%)

Operating Income	$7	$42	(83%)	$163	$210	(22%)

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	23	19	21%	110	81	36%
Commercial and Industrial	61	57	7%	155	139	12%

Total Throughput	84	76	11%	265	220	20%

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	130%	80%	50%	103%	74%	29%
Number of customers - end of period:
Residential	3,204,897	3,176,953	1%	3,204,897	3,176,953	1%
Commercial and Industrial	255,115	253,559	1%	255,115	253,559	1%

Total	3,460,012	3,430,512	1%	3,460,012	3,430,512	1%

(1)	Results of operations have been restated to reflect the adoption of ASU 2017-07.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Energy Services
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2018	2017 (1)	Fav/(Unfav)	2018	2017 (1)	Fav/(Unfav)
Results of Operations:
Revenues	$860	$931	(8%)	$2,145	$2,127	1%
Natural gas	820	889	8%	2,101	2,026	(4%)

Gross Margin	40	42	(5%)	44	101	(56%)

Expenses:
Operation and maintenance	21	22	5%	46	43	(7%)
Depreciation and amortization	3	3	—	8	6	(33%)
Taxes other than income taxes	1	1	—	1	1	—

Total	25	26	4%	55	50	(10%)

Operating Income (Loss)	$15	$16	(6%)	$(11)	$51	(122%)

Timing impacts of mark-to-market gain (loss)	$8	$6	33%	$(72)	$21	(443%)

Energy Services Operating Data:
Throughput data in BCF	311	273	14%	686	592	16%

Number of customers - end of period	30,000	31,000	(3%)	30,000	31,000	(3%)

	Other Operations
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2018	2017 (1)	Fav/(Unfav)	2018	2017 (1)	Fav/(Unfav)
Results of Operations:
Revenues	$4	$3	33%	$8	$7	14%
Expenses	20	(8)	(350%)	18	(6)	(400%)

Operating Income (Loss)	$(16)	$11	(245%)	$(10)	$13	(177%)

Capital Expenditures by Segment

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Capital Expenditures by Segment
Electric Transmission & Distribution	$210	$222	$417	$424
Natural Gas Distribution	146	139	239	228
Energy Services	3	2	8	4
Other Operations	10	7	28	12

Total	$369	$370	$692	$668

Interest Expense Detail

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Interest Expense Detail
Amortization of Deferred Financing Cost	$13	$5	$18	$11
Capitalization of Interest Cost	(2)	(2)	(4)	(4)
Transition and System Restoration Bond Interest Expense	14	20	30	40
Other Interest Expense	80	74	155	148

Total Interest Expense	$105	$97	$199	$195

(1)	Results of operations have been restated to reflect the adoption of ASU 2017-07.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$328	$260
Other current assets	2,373	3,135

Total current assets	2,701	3,395

Property, Plant and Equipment, net	13,397	13,057

Other Assets:
Goodwill	867	867
Regulatory assets	2,067	2,347
Investment in unconsolidated affiliate	2,451	2,472
Preferred units – unconsolidated affiliate	363	363
Other non-current assets	262	235

Total other assets	6,010	6,284

Total Assets	$22,108	$22,736

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$—	$39
Current portion of securitization bonds long-term debt	446	434
Indexed debt	26	122
Current portion of other long-term debt	50	50
Other current liabilities	2,320	2,424

Total current liabilities	2,842	3,069

Other Liabilities:
Accumulated deferred income taxes, net	3,168	3,174
Regulatory liabilities	2,521	2,464
Other non-current liabilities	1,147	1,146

Total other liabilities	6,836	6,784

Long-term Debt:
Securitization bonds	1,193	1,434
Other	6,567	6,761

Total long-term debt	7,760	8,195

Shareholders’ Equity	4,670	4,688

Total Liabilities and Shareholders’ Equity	$22,108	$22,736

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Six Months Ended June 30,
	2018	2017 (1)
Cash Flows from Operating Activities:
Net income	$90	$327
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	674	492
Deferred income taxes	(12)	95
Write-down of natural gas inventory	1	—
Equity in earnings of unconsolidated affiliate, net of distributions	(9)	(131)
Changes in net regulatory assets	57	(34)
Changes in other assets and liabilities	284	(90)
Other, net	8	18

Net Cash Provided by Operating Activities	1,093	677
Net Cash Used in Investing Activities	(267)	(640)
Net Cash Used in Financing Activities	(756)	(138)

Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	70	(101)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	296	381

Cash, Cash Equivalents and Restricted Cash at End of Period	$366	$280

(1)	Restated to reflect the adoption of ASU 2016-15 and 2016-18.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.